Exhibit 99

Universal Electronics Reports Financial Results for the Third Quarter 2020
- Guides for Record Profitability in Q4 2020 -
- Board Authorizes Stock Repurchase Program for Up to 500,000 Shares -
SCOTTSDALE, AZ – November 5, 2020 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and nine months ended September 30, 2020.
“Our strategies to develop differentiated advanced products, license technology, expand our margins and improve our profitability continue to successfully build upon our foundation for sustainable growth,” said Paul Arling, UEI’s chairman and CEO. “In fact, our adjusted non-GAAP margins - both gross and operating - on a year to date basis through September are the highest levels we’ve achieved in the last ten years. And, this is just the beginning of the next phase of our market evolution: the convergence of traditional TV, on-demand content and streaming apps, which is driving increased demand for our technology. Over the years, our customers’ have introduced numerous wireless control devices using our chip technology and proprietary QuickSet® platform to power 2-way, IP-connected home entertainment and home automation control. In October, we unveiled the most recent example with Liberty Global. We are very excited about our customers’ product development roadmaps. Looking ahead, we believe UEI will continue to be the foundation of wireless control for countless next-generation, voice-enabled platforms and our technology will continue to lead marketplace innovation.”
Financial Results for the Three Months Ended September 30: 2020 Compared to 2019
•GAAP net sales were $153.5 million, compared to $200.7 million; Adjusted Non-GAAP net sales were $153.7 million, compared to $200.9 million.
•GAAP gross margins were 28.8%, compared to 23.2%; Adjusted Non-GAAP gross margins were 30.0%, compared to 26.8%.
•GAAP operating income was $10.2 million, compared to $6.1 million; Adjusted Non-GAAP operating income was $17.0 million, compared to $18.7 million.
•GAAP net income was $6.2 million, or $0.43 per diluted share, compared to $2.7 million or $0.19 per share; Adjusted Non-GAAP net income was $13.1 million, or $0.92 per diluted share, compared to $14.3 million, or $1.01 per diluted share.
•At September 30, 2020, cash and cash equivalents were $67.1 million.
Financial Results for the Nine Months Ended September 30: 2020 Compared to 2019
•GAAP net sales were $458.4 million, compared to $578.8 million; Adjusted Non-GAAP net sales were $458.9 million, compared to $577.0 million.
•GAAP gross margins were 27.3%, compared to 20.8%; Adjusted Non-GAAP gross margins were 29.8%, compared to 26.0%.
•GAAP operating income was $24.8 million, compared to $3.9 million; Adjusted Non-GAAP operating income was $46.5 million, compared to $49.1 million.
•GAAP net income was $26.4 million, or $1.86 per diluted share, compared to a net loss of $3.4 million or $0.25 per share; Adjusted Non-GAAP net income was $37.3 million, or $2.63 per diluted share, compared to $37.3 million, or $2.66 per diluted share.
Bryan Hackworth, UEI’s CFO, stated, “Our strategic investments in R&D as well as our corporate restructuring efforts have resulted in UEI becoming a much more profitable company delivering an adjusted operating margin of 11.1 percent of sales and cash flow from operations of $39.3 million in the third quarter of 2020. This, coupled with the list of advanced products scheduled to be launched, provides for a bright future. Currently, we believe our best use of cash is to repurchase our shares in the open market. Our Board of Directors has approved a plan, contingent on share price, to repurchase up to 500,000 shares over the next three months. Over the past three and a half decades, during times with macroeconomics pressures, we have consistently emerged a stronger company. We believe the same will be said for 2020.”
Financial Outlook
For the fourth quarter of 2020, the company expects GAAP net sales to range between $150 million and $160 million, compared to $174.7 million in the fourth quarter of 2019. GAAP earnings per diluted share for the fourth quarter of 2020 are expected to range from $0.54 to $0.64, compared to a GAAP earnings per diluted share of $0.49 in the fourth quarter of 2019.
For the fourth quarter of 2020, the company expects Adjusted Non-GAAP net sales to range between $150 million and $160 million, compared to $174.8 million in the fourth quarter of 2019. Adjusted Non-GAAP earnings per diluted share are expected to range from

$0.93 to $1.03, compared to Adjusted Non-GAAP earnings per diluted share of $0.90 in the fourth quarter of 2019. The fourth quarter 2020 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.39 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, November 5, 2020 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2020 earnings results, review recent activity and answer questions. To gain immediate access to the call, bypass the operator and avoid the queue, you may preregister by clicking here. Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN. Those who prefer to call-in directly, may do so approximately 20 minutes prior to the start time by dialing 888-869-1189, and for international calls dial 706-643-5902. The conference ID is 1798063. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 1798063.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, excess manufacturing overhead costs including those related to the COVID-19 pandemic, factory transition costs, the loss on the sale of our Ohio call center, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and employee related restructuring costs. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding costs incurred related to implementing countermeasures to mitigate the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions, costs associated with our International Trade Commission litigation efforts and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018, foreign currency gains and losses, the related tax effects of all adjustments as well as the effect of a reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018, and certain net deferred tax adjustments. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in universal control and sensing technologies for the smart home. The company designs, develops, manufactures and ships over 500 innovative products that are used by the world’s leading brands in the consumer electronics, subscription broadcast, security, home automation, hospitality and climate control markets. For more information, please visit www.uei.com.
Contacts:
Paul Arling, Chairman & CEO, UEI, 480.530.3000
Press: Shoshana Leon, Corporate Communications, UEI, sleon@uei.com, 480.521.3354
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415.433.3777

Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K and other reports we have filed with the Securities Exchange Commission (the “SEC”). Risks that could affect forward-looking statements in this press release include: our ability to continue to efficiently operate our factories at full or near full capacity amid the economic and physical restraints we face due to the COVID-19 pandemic; the increased importance and acceptance of and demand for our voice-enabled advanced control products and technologies, including our Quickset® and Nevo Butler® technologies and platforms; our ability to anticipate the needs and wants of our customers, and timely develop and deliver products and technologies that will be accepted by our customers; the continued commitment of our customers to their product development strategies that translate into greater demand for our technologies and products as anticipated by management; the continuation of the ordering pattern of our customers as anticipated by management; management's ability to manage its business to achieve its growth, net sales, margins, and earnings as guided and as anticipated; our ability to enhance and protect the value of our intellectual properties, including our patents and trade secrets, through our licensing and litigation efforts,: the effects that natural disasters and public health crises, including the COVID-19 pandemic, have on our business and management’s ability to anticipate and mitigate those effects, including the duration, severity and scope of the COVID-19 pandemic and the actions and restrictions that may be imposed on us and our operations by federal, state, local and international public health and governmental authorities to contain and combat the outbreak and spread of COVID-19, which may exacerbate one or more of the aforementioned and/or other risks, uncertainties and other factors more fully described in our reports filed with the SEC; and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of November 5, 2020 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$67,146	$74,302
Accounts receivable, net	128,094	139,198
Contract assets	11,530	12,579
Inventories	115,750	145,135
Prepaid expenses and other current assets	5,768	6,733
Income tax receivable	1,536	805
Total current assets	329,824	378,752
Property, plant and equipment, net	84,549	90,732
Goodwill	48,526	48,447
Intangible assets, net	19,617	19,830
Operating lease right-of-use assets	18,678	19,826
Deferred income taxes	4,581	4,409
Other assets	2,842	2,163
Total assets	$508,617	$564,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,546	$102,588
Line of credit	50,000	68,000
Accrued compensation	22,890	43,668
Accrued sales discounts, rebates and royalties	10,183	9,766
Accrued income taxes	9,910	6,989
Other accrued liabilities	33,616	35,445
Total current liabilities	194,145	266,456
Long-term liabilities:
Operating lease obligations	13,284	15,639
Contingent consideration	250	4,349
Deferred income taxes	2,327	1,703
Income tax payable	1,368	1,600
Other long-term liabilities	688	13
Total liabilities	212,062	289,760
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,292,657 and 24,118,088 shares issued on September 30, 2020 and December 31, 2019, respectively	243	241
Paid-in capital	296,674	288,338
Treasury stock, at cost, 10,437,363 and 10,174,199 shares on September 30, 2020 and December 31, 2019, respectively	(287,639)	(277,817)
Accumulated other comprehensive income (loss)	(25,555)	(22,781)
Retained earnings	312,832	286,418
Total stockholders’ equity	296,555	274,399
Total liabilities and stockholders’ equity	$508,617	$564,159

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$153,505	$200,724	$458,416	$578,783
Cost of sales	109,349	154,245	333,244	458,437
Gross profit	44,156	46,479	125,172	120,346
Research and development expenses	7,696	7,930	22,979	21,884
Selling, general and administrative expenses	26,214	32,422	77,441	94,598
Operating income	10,246	6,127	24,752	3,864
Interest income (expense), net	(268)	(784)	(1,272)	(3,088)
Accrued social insurance adjustment	—	—	9,464	—
Other income (expense), net	(1,646)	(148)	(1,263)	(426)
Income before provision for income taxes	8,332	5,195	31,681	350
Provision for income taxes	2,164	2,526	5,267	3,747
Net income (loss)	$6,168	$2,669	$26,414	$(3,397)

Earnings (loss) per share:
Basic	$0.44	$0.19	$1.90	$(0.25)
Diluted	$0.43	$0.19	$1.86	$(0.25)
Shares used in computing earnings (loss) per share:
Basic	13,928	13,894	13,935	13,861
Diluted	14,205	14,170	14,189	13,861

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash provided by (used for) operating activities:
Net income (loss)	$26,414	$(3,397)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	22,857	23,734
Provision for bad debts	271	275
Deferred income taxes	503	2,273
Shares issued for employee benefit plan	959	876
Employee and director stock-based compensation	6,854	6,718
Performance-based common stock warrants	525	1,381
Impairment of long-term assets	57	—
Accrued social insurance adjustment	(9,464)	—
Loss on sale of Ohio call center	712	—
Changes in operating assets and liabilities:
Accounts receivable and contract assets	11,556	(11,117)
Inventories	30,466	4,403
Prepaid expenses and other assets	601	5,507
Accounts payable and accrued liabilities	(50,507)	11,686
Accrued income taxes	2,023	(2,418)
Net cash provided by (used for) operating activities	43,827	39,921
Cash provided by (used for) investing activities:
Acquisitions of property, plant and equipment	(10,864)	(15,854)
Acquisitions of intangible assets	(5,254)	(1,505)
Payment on sale of Ohio call center	(500)	—
Net cash provided by (used for) investing activities	(16,618)	(17,359)
Cash provided by (used for) financing activities:
Borrowings under line of credit	70,000	57,500
Repayments on line of credit	(88,000)	(71,000)
Proceeds from stock options exercised	—	411
Treasury stock purchased	(9,822)	(1,741)
Contingent consideration payments in connection with business combinations	(3,091)	(4,251)
Net cash provided by (used for) financing activities	(30,913)	(19,081)
Effect of exchange rate changes on cash and cash equivalents	(3,452)	(1,959)
Net increase (decrease) in cash and cash equivalents	(7,156)	1,522
Cash and cash equivalents at beginning of period	74,302	53,207
Cash and cash equivalents at end of period	$67,146	$54,729

Supplemental cash flow information:
Income taxes paid	$3,242	$5,608
Interest paid	$1,404	$3,479

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales:
Net sales - GAAP	$153,505	$200,724	$458,416	$578,783
Section 301 U.S. tariffs on goods imported from China (1)	—	(549)	—	(3,195)
Stock-based compensation for performance-based warrants	187	711	525	1,381
Adjusted Non-GAAP net sales	$153,692	$200,886	$458,941	$576,969

Cost of sales:
Cost of sales - GAAP	$109,349	$154,245	$333,244	$458,437
Section 301 U.S. tariffs on goods imported from China (1)	—	(3,954)	(3,523)	(14,461)
Excess manufacturing overhead and factory transition costs (2)	(1,618)	(3,014)	(6,346)	(16,334)
Loss on sale of Ohio call center (3)	—	—	(570)	—
Stock-based compensation expense	(36)	(37)	(146)	(102)
Adjustments to acquired tangible assets (4)	(66)	(121)	(198)	(361)
Employee related restructuring	—	—	(204)	—
Adjusted Non-GAAP cost of sales	107,629	147,119	322,257	427,179
Adjusted Non-GAAP gross profit	$46,063	$53,767	$136,684	$149,790

Gross margin:
Gross margin - GAAP	28.8%	23.2%	27.3%	20.8%
Section 301 U.S. tariffs on goods imported from China (1)	—%	1.8%	0.8%	2.1%
Stock-based compensation for performance-based warrants	0.1%	0.3%	0.1%	0.2%
Excess manufacturing overhead and factory transition costs (2)	1.1%	1.4%	1.4%	2.8%
Loss on sale of Ohio call center (3)	—%	—%	0.1%	—%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjustments to acquired tangible assets (4)	0.0%	0.1%	0.0%	0.1%
Employee related restructuring	—%	—%	0.1%	—%
Adjusted Non-GAAP gross margin	30.0%	26.8%	29.8%	26.0%

Operating expenses:
Operating expenses - GAAP	$33,910	$40,352	$100,420	$116,482
Section 301 U.S. tariffs on goods imported from China (1)	—	(247)	—	(1,786)
Stock-based compensation expense	(2,224)	(2,490)	(6,708)	(6,615)
Amortization of acquired intangible assets	(1,232)	(1,398)	(4,023)	(4,200)
Change in contingent consideration	204	(763)	2,428	(1,769)
Litigation costs (5)	(1,614)	—	(1,614)	—
Employee related restructuring and other costs	—	(364)	(287)	(1,385)
Adjusted Non-GAAP operating expenses	$29,044	$35,090	$90,216	$100,727

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating income:
Operating income - GAAP	$10,246	$6,127	$24,752	$3,864
Section 301 U.S. tariffs on goods imported from China (1)	—	3,652	3,523	13,052
Stock-based compensation for performance-based warrants	187	711	525	1,381
Excess manufacturing overhead and factory transition costs (2)	1,618	3,014	6,346	16,334
Loss on sale of Ohio call center (3)	—	—	570	—
Stock-based compensation expense	2,260	2,527	6,854	6,717
Adjustments to acquired tangible assets (4)	66	121	198	361
Amortization of acquired intangible assets	1,232	1,398	4,023	4,200
Change in contingent consideration	(204)	763	(2,428)	1,769
Litigation costs (5)	1,614	—	1,614	—
Employee related restructuring and other costs	—	364	491	1,385
Adjusted Non-GAAP operating income	$17,019	$18,677	$46,468	$49,063

Adjusted pro forma operating income as a percentage of net sales	11.1%	9.3%	10.1%	8.5%

Net income (loss):
Net income (loss) - GAAP	$6,168	$2,669	$26,414	$(3,397)
Section 301 U.S. tariffs on goods imported from China (1)	—	3,652	3,523	13,052
Stock-based compensation for performance-based warrants	187	711	525	1,381
Excess manufacturing overhead and factory transition costs (2)	1,618	3,014	6,346	16,334
Loss on sale of Ohio call center (3)	—	—	570	—
Stock-based compensation expense	2,260	2,527	6,854	6,717
Adjustments to acquired tangible assets (4)	66	121	198	361
Amortization of acquired intangible assets	1,232	1,398	4,023	4,200
Change in contingent consideration	(204)	763	(2,428)	1,769
Litigation costs (5)	1,614	—	1,614	—
Employee related restructuring and other costs	—	364	491	1,385
Accrued social insurance adjustment (6)	—	—	(9,464)	—
Foreign currency (gain) loss	1,597	321	1,388	670
Income tax provision on adjustments	(1,408)	(1,268)	(1,483)	(6,939)
Other income tax adjustments (7)	—	—	(1,303)	1,772
Adjusted Non-GAAP net income	$13,130	$14,272	$37,268	$37,305

Diluted shares used in computing earnings (loss) per share:
GAAP	14,205	14,170	14,189	13,861
Adjusted Non-GAAP	14,205	14,170	14,189	14,049

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$0.43	$0.19	$1.86	$(0.25)
Total adjustments	$0.49	$0.82	$0.76	$2.90
Adjusted Non-GAAP diluted earnings per share	$0.92	$1.01	$2.63	$2.66

(1)The nine months ended September 30, 2020 includes costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. The three and nine months ended September 30, 2019 include incremental revenues and costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain.
(2)The nine months ended September 30, 2020 includes excess manufacturing overhead costs incurred as we temporarily shut-down our China and Mexico-based factories as a result of the COVID-19 pandemic. Additional excess manufacturing overhead costs have been incurred for the three and nine months ended September 30, 2020 and 2019 due to the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are now manufactured. These products destined for the U.S. market were previously manufactured in China. In addition, the three and nine months ended September 30, 2019 include direct manufacturing inefficiencies incurred in Mexico as we were still in a start-up phase through the third quarter of 2019.
(3)Consists of the loss recorded on the sale of our Ohio call center in February 2020.
(4)Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.
(5)Consists of expenses related to our International Trade Commission (“ITC”) investigation of Roku, Inc. and certain other related entities. We have requested the ITC to issue a permanent limited exclusion order prohibiting the importation of certain products into the United States due to their infringement of our patents.
(6)Consists of the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020.
(7)The nine months ended September 30, 2020 includes the reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020. The nine months ended September 30, 2019 includes the revaluation of net deferred tax assets at one of our China factories resulting from tax incentives that lowered the statutory rate.